UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 21, 2008

Southwest Airlines Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P. O. Box 36611, Dallas, Texas		75235-1611
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(214) 792-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2008, the Southwest Airlines Co. Board of Directors elected Gary C. Kelly as its Chairman of the Board. Mr. Kelly had served as Vice Chairman of the Board since July 2004. The Board of Directors also elected Mr. Kelly to serve as Southwest's President upon Colleen C. Barrett's resignation from such position, effective July 15, 2008, pursuant to the terms of her Employment Contract. Mr. Kelly will continue to serve as Chief Executive Officer, a position he has held since July 2004. Prior to that time, Mr. Kelly served as Executive Vice President & Chief Financial Officer from 2001 to 2004 and as Vice President - Finance & Chief Financial Officer from 1989 to 2001. Mr. Kelly joined the Company in 1986 as its Controller.

On May 21, 2008, the Southwest Airlines Co. Board of Directors also elected Michael G. Van de Ven as its Chief Operating Officer. Mr. Van de Ven, 46, had served as Executive Vice President — Chief of Operations of the Company since September 2006. Prior to that time, Mr. Van de Ven served as Executive Vice President — Aircraft Operations from November 2005 through August 2006, as Senior Vice President — Planning from August 2004 to November 2005, and as Vice President — Financial Planning & Analysis from June 2001 to August 2004. Mr. Van de Ven joined the Company in 1993 as Director of Internal Audit and has also served as Senior Director - Financial Planning & Analysis.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southwest Airlines Co.

May 23, 2008	By:	/s/ Laura Wright

Name: Laura Wright
Title: SVP-Finance & CFO